Amendment to

Administration Agreement

Between Jackson Variable Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (the “Administrator”).

Whereas, the Trust and the Administrator (the “Parties”) entered into an Administration Agreement effective April 27, 2015, as amended (the “Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate series of the Trust (each a “Fund”), as listed on Schedule A of the Agreement.

Whereas, the Board of Trustees of the Trust (the “Board”) has approved Fund mergers and Fund name changes for certain Funds, as outlined below, effective June 24, 2019 (collectively, the “Fund Changes”):

Fund Mergers

1)

JNL/AQR Risk Parity Fund to merge into the JNL/T. Rowe Price Managed Volatility Balanced Fund of JNL Series Trust;

2)

JNL/BlackRock Global Long Short Credit Fund to merge into the JNL/Crescent High Income Fund of JNL Series Trust;

3)

JNL/Epoch Global Shareholder Yield Fund to merge into the JNL/The Boston Company Equity Income Fund of the Trust, which will be the JNL/Mellon Equity Income Fund, pursuant to the fund name change outlined below; and

4)

JNL/PPM America Long Short Credit Fund to merge into the JNL/PPM America High Yield Bond Fund of JNL Series Trust.

Fund Name Changes

1)

JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund change to JNL/Neuberger Berman Commodity Strategy Fund;

2)

JNL/PIMCO Investment Grade Corporate Bond Fund change to JNL/PIMCO Investment Grade Credit Bond Fund; and

3)

JNL/The Boston Company Equity Income Fund change to JNL/Mellon Equity Income Fund.

Whereas, the Board has approved the removal of the following fund, and its Cayman Islands subsidiary from Schedule C of the Agreement, effective June 24, 2019 (the “Cayman Removal”):

Fund: JNL/AQR Risk Parity Fund

Cayman Islands subsidiary: JNL/AQR Risk Parity Fund Ltd.

Whereas, the Board has approved a name change, effective June 24, 2019, for the following Cayman Islands subsidiary, which is listed on Schedule C of the Agreement (the “Cayman Name Change”):

Fund: JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund, which will be the JNL/Neuberger Berman Commodity Strategy Fund, pursuant to the fund name change outlined above.

Cayman Islands subsidiary: JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund Ltd., change to JNL/Neuberger Berman Commodity Strategy Fund Ltd.

Whereas, pursuant to Board approval of the Fund Changes, Cayman Removal, and Cayman Name Change, as outlined above, the Parties have agreed to amend the Agreement, effective June 24, 2019, to update the list of funds to remove the merged funds, and to update the fund names in Schedule A, Schedule B, and Schedule C to the Agreement, as applicable; and to remove the fund and Cayman Island subsidiary outlined above, and to update the Cayman Islands subsidiary name outlined above, in Schedule C of the Agreement.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated June 24, 2019, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated June 24, 2019, attached hereto.

3.	Schedule C to the Agreement is hereby deleted and replaced in its entirety with Schedule C dated June 24, 2019, attached hereto.

4.	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Administrator and the Trust have caused this Amendment to be executed, effective June 24, 2019.

Jackson Variable Series Trust		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A

Dated June 24, 2019

(List of Funds)

Funds

JNL Conservative Allocation Fund
JNL Moderate Allocation Fund
JNL Institutional Alt 100 Fund
JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund
JNL iShares Tactical Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Mellon Equity Income Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Investment Grade Credit Bond Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/VanEck International Gold Fund
JNL/WCM Focused International Equity Fund

A-1

Schedule B

Dated June 24, 2019

Class A Shares and Class I Shares

Funds	Assets	Fee
JNL Conservative Allocation Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL Moderate Allocation Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL Institutional Alt 100 Fund	$0 to $3 billion Assets over $3 billion	.05% .045%
JNL iShares Tactical Moderate Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL iShares Tactical Moderate Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL iShares Tactical Growth Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/American Funds® Global Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/American Funds® Growth Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/DFA U.S. Small Cap Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/DoubleLine® Total Return Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/FAMCO Flex Core Covered Call Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Lazard International Strategic Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Mellon Equity Income Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Neuberger Berman Currency Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Neuberger Berman Commodity Strategy Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/Nicholas Convertible Arbitrage Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/PIMCO Investment Grade Credit Bond Fund	$0 to $3 billion Assets over $3 billion	.10% .08%
JNL/T. Rowe Price Capital Appreciation Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/The London Company Focused U.S. Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/VanEck International Gold Fund	$0 to $3 billion Assets over $3 billion	.15% .13%
JNL/WCM Focused International Equity Fund	$0 to $3 billion Assets over $3 billion	.15% .13%

B-1

Schedule C

Dated June 24, 2019

(List of Adviser’s Administration Agreements with Funds’ Subsidiaries)

Funds	Subsidiaries*

JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd.
JNL/Neuberger Berman Commodity Strategy Fund	JNL/Neuberger Berman Commodity Strategy Fund Ltd.

* The Administrator has entered into an Administration Agreement with each subsidiary, which is wholly owned by the Fund listed opposite its name, pursuant to which the subsidiary is obligated to pay an administration fee to the Administrator in the same amount as set forth in Schedule B for its parent Fund.

C-1